Exhibit 99.1

[LOGO]

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jeff Henriksen + 1 (202) 295-4388 jhenriksen@cogentco.com	John Chang + 1 (202) 295-4212 investor.relations@cogentco.com

COGENT COMMUNICATIONS REPORTS FOURTH QUARTER 2007 AND FISCAL 2007 RESULTS

WASHINGTON, D.C. February 27, 2008 Cogent Communications Group, Inc. (NASDAQ: CCOI) today announced net service revenue of $50.0 million for the three months ended December 31, 2007, an increase of 23.3% over $40.5 million for the three months ended December 31, 2006. On-net revenue was $40.5 million for the three months ended December 31, 2007, an increase of 35.1% over $30.0 million for the three months ended December 31, 2006. On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. Off-net revenue was $8.0 million for the three months ended December 31, 2007, a decrease of 5.4% from $8.4 million for the three months ended December 31, 2006. Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Non-core revenue was $1.5 million for the three months ended December 31, 2007, a decrease of 29.8% from $2.1 million for the three months ended December 31, 2006. Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

Net service revenue was $185.7 million for the year ended December 31, 2007 an increase of 24.5% over $149.1 million for the year ended December 31, 2006. On-net revenue was $146.6 million for the year ended December 31, 2007, an increase of 39.3% over $105.3 million for the year ended December 31, 2006. Off-net revenue was $32.1 million for the year ended December 31, 2007, a decrease of 6.7% from $34.4 million for the year ended December 31, 2006. Non-core revenue was $6.9 million for the year ended December 31, 2007, a decrease of 26.1% from $9.4 million for the year ended December 31, 2006.

Gross profit, excluding equity-based compensation expense, increased 36.7% from $20.2 million for the three months ended December 31, 2006 to $27.6 million for the three months ended December 31, 2007. Gross profit margin, excluding equity-based compensation expense, increased from 49.8% for the three months ended December 31, 2006 to 55.2% for the three months ended December 31, 2007. Gross profit, excluding equity-based compensation expense, increased 42.3% from $69.0 million for the year ended December 31, 2006 to $98.1 million for the year ended December 31, 2007. Gross profit margin, excluding equity-based compensation expense, expanded from 46.3% for the year ended December 31, 2006 to 52.8% for the year ended December 31, 2007.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, was $13.3 million for the three months ended December 31, 2007, an increase of 67.5%, over $8.0 million for the three months ended December 31, 2006. EBITDA, as adjusted, margin increased from 19.7% for the three months ended December 31, 2006 to 26.7% for the three months ended December 31, 2007. EBITDA, as adjusted, was $46.2 million for the year ended December 31, 2007, an increase of 104.2%, over $22.6 million for the year ended December 31, 2006. EBITDA, as adjusted, margin increased from 15.2% for the year ended December 31, 2006 to 24.9% for the year ended December 31, 2007.

Basic and diluted net loss applicable to common stock was $(0.15) per share for the three months ended December 31, 2007 compared to $(0.21) per share for the three months ended December 31, 2006. Weighted average common shares outstanding – basic and diluted — were 46.9 million for the three months ended December 31, 2007 as compared to 48.5 million for the three months ended December 31, 2006. Basic and diluted net loss applicable to common stock was $(0.65) per share for the year ended December 31, 2007 compared to $(1.16) per share for the year ended December 31, 2006. Weighted average common shares outstanding – basic and diluted — were 47.8 million for the year ended December 31, 2007 as compared to 46.3 million for the year ended December 31, 2006.

Total customer connections were 14,982 as of December 31, 2007 compared to 12,315 as of December 31, 2006, an increase of 21.7%. On-net customer connections were 11,192 as of December 31, 2007 compared to 7,778 as of December 31, 2006, an increase of 43.9%. Off-net customer connections were 2,986 as of December 31, 2007 compared to 3,528 as of December 31, 2006, a decrease of 15.4%. Non-core customer connections were 804 as of December 31, 2007 compared to 1,009 as of December 31, 2006, a decrease of 20.3%.

The number of on-net buildings increased by 110 from 1,107 as of December 31, 2006 to 1,217 as of December 31, 2007.

Outlook — First Quarter 2008 Estimates

•	Cogent estimates net service revenue for the first quarter of 2008 to increase by over 4.0% from the fourth quarter of 2007 to be over $52.0 million.

•	Cogent estimates that its on-net revenues for the first quarter of 2008 will increase by over 7% from the fourth quarter of 2007.

•	Cogent estimates EBITDA, as adjusted, for the first quarter of 2008 to be over $14.5 million.

•	Cogent estimates its net loss per basic and diluted common share for the first quarter of 2008 to be between $(0.17) and $(0.22). Cogent’s guidance includes an expected $5.5 million to $6.0 million of estimated non-cash equity-based compensation expense and assumes approximately 46.0 million weighted average common shares outstanding.

Outlook — Full Year 2008 Estimates
Cogent is refining and updating the following previously released fiscal year 2008 estimates:

•	Cogent estimates net service revenue for fiscal 2008 to be between $225.0 million and $235.0 million.

•	Cogent estimates that its on-net revenues will increase from 30% to 33% from fiscal year 2007 to fiscal year 2008.

•	Cogent estimates EBITDA, as adjusted, for fiscal 2008 to be between $75.0 million and $80.0 million.

•	Cogent estimates its net loss per basic and diluted common share for fiscal 2008 to be between $(0.10) and $(0.20) from its previously released guidance of between $(0.15) and $(0.30). Cogent’s 2008 net loss per basic and diluted common share guidance includes $18.0 million to $19.0 million of non-cash equity-based compensation expense from its previously released guidance of between $14.5 million to $15.5 million of non-cash equity-based compensation expense and assumes 46.0 million weighted average common shares outstanding from its previously released guidance of 47.0 million weighted average common shares outstanding.

•	Cogent’s previously released fiscal 2008 guidance of its net loss per basic and diluted common share assumed the adoption of FASB Staff Position APB 14-a “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)” as of January 1, 2008. The adoption of FASB Staff Position APB 14-a, as proposed, was expected to result in an increase to the discount on Cogent’s convertible senior notes with a corresponding increase to stockholder’s equity. This accounting change was expected to result in an additional $9.0 million of non-cash interest expense for fiscal 2008. The adoption date of FASB Staff Position APB 14-a was previously expected to be January 1, 2008. The adoption date has been delayed by the FASB, so Cogent has removed the impact of the adoption of FASB Staff Position APB 14-a from its fiscal 2008 guidance.

Conference Call and Web site Information
Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on February 27, 2008 to discuss Cogent’s operating results for the fourth quarter of 2007 and fiscal year 2007 and Cogent’s expectations for the first quarter of 2008 and fiscal year 2008. Investors and other interested parties may access a live audio webcast of the earnings call under “Events” at the Investor Relations section of Cogent’s website at http://www.cogentco.com/htdocs/events.php. A replay of the web cast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications
Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high speed Internet access and point-to-point transport services. Cogent’s facilities-based, all-optical IP network backbone spans over 20 countries and provides IP services in over 100 markets located in North America and Europe.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
Summary of Financial and Operational Results

	Q1 2006	Q2 2006	Q3 2006	Q4 2006	Q1 2007	Q2 2007	Q3 2007	Q4 2007
Metric ($ in 000’s, except share
and per share data) - unaudited
On-Net revenue	$22,693	$25,142	$27,465	$29,976	$33,153	$35,295	$37,646	$40,511
% Change from previous Qtr.	8.1%	10.8%	9.2%	9.1%	10.6%	6.5%	6.7%	7.6%
Off-Net revenue	$9,114	$8,583	$8,296	$8,422	$8,460	$7,938	$7,757	$7,968
% Change from previous Qtr.	-5.3%	-5.8%	-3.3%	1.5%	0.5%	-6.2%	-2.3%	2.7%
Non-Core revenue (1)	$2,640	$2,430	$2,193	$2,117	$2,008	$1,875	$1,566	$1,486
% Change from previous Qtr.	1.4%	-8.0%	-9.7%	-3.5%	-5.1%	-6.6%	-16.5%	-5.1%
Net service revenue — total	$34,447	$36,155	$37,954	$40,515	$43,621	$45,108	$46,969	$49,965
% Change from previous Qtr.	3.7%	5.0%	5.0%	6.7%	7.7%	3.4%	4.1%	6.4%
Network operations expenses (2)	$20,337	$20,076	$19,353	$20,340	$21,015	$21,428	$22,710	$22,395
% Change from previous Qtr.	1.9%	-1.3%	-3.6%	5.1%	3.3%	2.0%	6.0%	-1.4%
Gross profit (2)	$14,110	$16,079	$18,601	$20,175	$22,606	$23,680	$24,259	$27,570
% Change from previous Qtr.	6.4%	14.0%	15.7%	8.5%	12.0%	4.8%	2.4%	13.6%
Gross profit margin (2)	41.0%	44.5%	49.0%	49.8%	51.8%	52.5%	51.6%	55.2%
Selling, general and administrative expenses (3)	$10,785	$11,594	$11,749	$12,465	$12,562	$12,625	$12,512	$14,312
% Change from previous Qtr.	0.1%	7.5%	1.3%	6.1%	0.8%	0.5%	- 0.9%	14.4%
Depreciation and amortization expenses	$14,144	$14,658	$14,878	$14,735	$15,907	$16,332	$16,627	$16,773
% Change from previous Qtr.	-15.3%	3.6%	1.5%	-1.0%	8.0%	2.7%	1.8%	0.9%
Equity-based compensation expense	$3,499	$3,372	$2,619	$1,019	$1,619	$2,466	$3,061	$3,238
% Change from previous Qtr.	-7.2%	-3.6%	-22.3%	-61.1%	58.9%	52.3%	24.1%	5.8%
Net loss	$(16,441)	$(15,491)	$(11,854)	$(9,971)	$(9,404)	$(9,192)	$(5,423)	$(7,006)
% Change from previous Qtr.	19.0%	5.8%	23.5%	15.9%	5.7%	2.3%	41.0%	-29.2%
Basic and diluted net loss per common share	$(0.38)	$(0.34)	$(0.24)	$(0.21)	$(0.19)	$(0.19)	$(0.12)	$(0.15)
% Change from previous Qtr.	19.1%	10.5%	29.4%	12.5%	9.5%	0.0%	36.8%	-25.0%
Weighted average common shares – basic and diluted	43,841,837	45,099,826	48,463,130	48,510,716	48,655,385	48,378,853	47,073,070	46,885,843
% Change from previous Qtr.	0.5%	2.9%	7.5%	0.1%	0.3%	-0.6%	-2.7%	-0.4%
EBITDA, as adjusted (4)	$3,325	$4,485	$6,852	$7,964	$10,057	$11,055	$11,747	$13,340
% Change from previous Qtr.	34.0%	34.9%	52.8%	16.2%	26.3%	9.9%	6.3%	13.6%
EBITDA, as adjusted margin (4)	9.7%	12.4%	18.1%	19.7%	23.1%	24.5%	25.0%	26.7%
Cash (used in) provided by operating activities	$(1,591)	$4,918	$1,498	$460	$13,627	$10,286	$11,256	$13,461
% Change from previous Qtr.	41.9%	409.1%	-69.5%	-69.3%	2,862.4%	-24.5%	9.4%	19.6%
Capital expenditures	$4,662	$7,097	$6,138	$3,585	$7,580	$9,548	$8,977	$4,284
% Change from previous Qtr.	-10.2%	52.2%	-13.5%	-41.6%	111.4%	26.0%	-6.0%	-52.3%
Customer Connections – end of period

On-Net	5,267	6,051	6,919	7,778	8,565	9,773	10,501	11,192
% Change from previous Qtr.	13.1%	14.9%	14.3%	12.4%	10.1%	14.1%	7.4%	6.6%
Off-Net	3,614	3,461	3,356	3,528	3,433	3,128	3,021	2,986
% Change from previous Qtr.	-10.3%	-4.2%	-3.0%	5.1%	-2.7%	-8.9%	-3.4%	-1.2%
Non Core	1,185	1,129	1,097	1,009	941	885	861	804
% Change from previous Qtr.	-9.1%	-4.7%	-2.8%	-8.0%	-6.7%	-6.0%	-2.7%	-6.6%
Total	10,066	10,641	11,372	12,315	12,939	13,786	14,383	14,982
% Change from previous Qtr.	0.8%	5.7%	6.9%	8.3%	5.1%	6.5%	4.3%	4.2%
Other – end of period

Buildings On-Net	1,053	1,076	1,094	1,107	1,129	1,159	1,189	1,217
Employees	334	337	361	372	372	394	421	451

(1)	Consists of legacy services of companies whose assets or businesses were acquired by Cogent, including voice services (only provided in Toronto, Canada), point-to-point private line services and managed modem services.

(2)	Excludes equity-based compensation expense of $105, $101, $79, $31, $49, $74, $61 and $65 in the three months ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007, respectively.

(3)	Excludes equity-based compensation expense of $3,394, $3,271, $2,540, $988, $1,570, $2,392, $3,000 and $3,173 in the three months ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007, respectively.

(4)	See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains from the disposition of assets of $27, $254, $13 and $82 in the three months ended March 31, 2006, December 31, 2006, March 31, 2007 and December 31, 2007, respectively. EBITDA, as adjusted, excludes gains on lease restructurings of $255, $154 and $2,110 for the three months ended September 30, 2006, March 31, 2007 and September 30, 2007, respectively.

Schedule of Non-GAAP Measures — EBITDA and EBITDA, as adjusted
EBITDA represents net (loss) income before income taxes, net interest expense, depreciation and amortization. Management believes the most directly comparable measure to EBITDA calculated in accordance with GAAP is cash flows (used in) provided by operating activities.

EBITDA, as adjusted, represents EBITDA less gains on lease restructurings. The Company has excluded these gains because they relate to its capital structure. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures, expand its business and make bonus determinations for its employees. EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under generally accepted accounting principles in the United States, or GAAP, and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

EBITDA and EBITDA, as adjusted, are reconciled to cash flows (used in) provided by operating activities in the table below.

	Q1 2006	Q2 2006	Q3 2006	Q4 2006	Q1 2007	Q2 2007	Q3 2007	Q4 2007	Q1 2008	2008
									Estimated	Midpoint
										Estimated
($ In 000’s) – unaudited
Cash flows (used in) provided by operating activities	$(1,591)	$4,918	$1,498	$460	$13,627	$10,286	$11,256	$13,461	$13,500	$70,000
Changes in operating assets and liabilities	3,261	(1,854)	4,489	5,710	(4,947)	(144)	590	(351)	500	4,500
Cash interest expense (income)	1,628	1,421	865	1,540	1,364	913	(99)	148	500	3,000
Gains on lease restructurings and asset sales	27	—	255	254	167	—	2,110	82	—	—
EBITDA, including gains	$3,325	$4,485	$7,107	$7,964	$10,211	$11,055	$13,857	$13,340	$14,500	$77,500

Gains on lease restructurings	—	—	(255)	—	(154)	—	(2,110)	—	—	—
EBITDA, as adjusted	$3,325	$4,485	$6,852	$7,964	$10,057	$11,055	$11,747	$13,340	$14,500	$77,500

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2006 AND 2007
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2006	2007
Assets
Current assets:
Cash and cash equivalents	$42,642	$177,021
Short term investments ($0 and $812 restricted, respectively)	80	812
Accounts receivable, net of allowance for doubtful accounts of $1,233 and $1,159, respectively	20,053	21,760
Prepaid expenses and other current assets	5,339	6,636

Total current assets	68,114	206,229
Property and equipment:
Property and equipment	512,321	561,907
Accumulated depreciation and amortization	(249,053)	(316,487)

Total property and equipment, net	263,268	245,420
Intangible assets, net	1,150	165
Deposits and other assets ($1,118 and $306 restricted, respectively)	4,344	3,511

Total assets	$336,876	$455,325

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,096	$12,868
Accrued liabilities	11,779	12,891
Convertible subordinated notes, net of discount of $1,213	8,978	—
Current maturities, capital lease obligations	6,027	7,717

Total current liabilities	35,880	33,476
Capital lease obligations, net of current maturities	82,019	84,857
Convertible senior notes, net of discount of $4,133	—	195,867
Other long term liabilities	3,345	2,295

Total liabilities	121,244	316,495

Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 48,928,108 and 47,929,874 shares issued and outstanding, respectively	49	48
Additional paid-in capital	478,140	430,402
Stock purchase warrants	764	764
Accumulated other comprehensive income—foreign currency translation adjustment	1,638	3,600
Accumulated deficit	(264,959)	(295,984)

Total stockholders’ equity	215,632	138,830

Total liabilities and stockholders’ equity	$336,876	$455,325

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND DECEMBER 31, 2007
(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	2006	2007
Service revenue, net	$149,071	$185,663
Operating expenses:
Network operations (including $315 and $208 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	80,421	87,756
Selling, general, and administrative (including $10,194 and $10,176 of equity-based compensation expense, and $2,584 and $2,005 of bad debt expense, respectively)	56,787	62,187
Depreciation and amortization	58,414	65,638

Total operating expenses	195,622	215,581

Operating loss	(46,551)	(29,918)
Gains— lease obligation restructurings	255	2,110
Gains—disposition of assets	254	95
Interest income and other	2,969	6,914
Interest expense	(10,684)	(10,226)

Net loss	$(53,757)	$(31,025)

Net loss per common share:
Basic and diluted net loss per common share	$(1.16)	$(0.65)

Weighted-average common shares—basic and diluted	46,343,372	47,800,159

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 AND DECEMBER 31, 2007
(UNAUDITED AND IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	2006	2007
Service revenue, net	$40,515	$49,965
Operating expenses:
Network operations (including $31 and $65 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	20,371	22,460
Selling, general, and administrative (including $988 and $3,173 of equity-based compensation expense, and $582 and $584 of bad debt expense, respectively)	13,453	17,485
Depreciation and amortization	14,735	16,773

Total operating expenses	48,559	56,718

Operating loss	(8,044)	(6,753)
Gains—disposition of assets	254	82
Interest income and other	497	2,139
Interest expense	(2,678)	(2,474)

Net loss	$(9,971)	$(7,006)

Net loss per common share:
Basic and diluted net loss per common share	$(0.21)	$(0.15)

Weighted-average common shares—basic and diluted	48,510,716	46,885,843

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND DECEMBER 31, 2007
(UNAUDITED AND IN THOUSANDS)

	2006	2007
Cash flows from operating activities:
Net cash provided by operating activities	$5,285	$48,630

Cash flows from investing activities:
Purchases of property and equipment	(21,526)	(30,389)
Purchases of intangible assets	(100)	—
Maturities (purchases) of short term investments	1,203	(732)
Proceeds from asset sales	945	257

Net cash used in investing activities	(19,478)	(30,864)

Cash flows from financing activities:
Proceeds from issuance of senior convertible notes, net	—	195,147
Purchases of common stock	—	(59,949)
Repayment of convertible subordinated notes	—	(10,187)
Proceeds from sales of common stock, net	36,479	—
Repayment of capital lease obligations	(9,861)	(9,812)
Proceeds from exercises of common stock options	427	1,106

Net cash provided by financing activities	27,045	116,305

Effect of exchange rate changes on cash	(93)	308

Net increase in cash and cash equivalents	12,759	134,379
Cash and cash equivalents, beginning of year	29,883	42,642

Cash and cash equivalents, end of year	$42,642	$177,021

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in Cogent’s filings with the Securities and Exchange Commission.

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